SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               FORM 8-K

                           Amendment No. 1
                                  to
                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                  Date of Report:   October 31, 1997
                  (Date of earliest event reported)



                     THE MANITOWOC COMPANY, INC.
        (Exact name of registrant as specified in its charter)



     Wisconsin               1-11978               39-0448110
 -----------------        --------------       -----------------
  (State or other          (Commission           (IRS Employer
  jurisdiction of          File Number)          Identification
   incorporation)                                   Number)



     500 South 16th Street, Manitowoc, WI               54220
----------------------------------------------     ---------------
  (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (920-684-4410)


                      N/A
-------------------------------------------------------------      -------
(Former name or former address, if changed since last report)     (Zip Code)



Item 2. Acquisition or Disposition of Assets
-------------------------------------------------

On October 31, 1997, The Manitowoc Company, Inc. ("Manitowoc"), pursuant to its Purchase and Sale Agreement, dated as of October 1, 1997, (the "Purchase Agreement"), completed the purchase of the assets of SerVend International, Inc. ("SerVend") from SerVend International, Inc. and Fischer Enterprises, Ltd.

The aggregate consideration given by Manitowoc for all the net business assets of SerVend was approximately $73.0 million, of which $61.8 million was paid in cash to the Sellers at the October 31, 1997 closing and the balance comprised of borrowed money debt (which was paid off at the October 31, 1997 closing), retained industrial revenue bonds, direct acquisition costs, and other assumed liabilities. The purchase price paid to SerVend is subject to a post-closing adjustment based on net worth at October 31, 1997, as set forth in the Purchase Agreement. The aggregate consideration for the purchase of the SerVend assets was determined by arm's length negotiation between the parties to the Purchase Agreement.

Since the acquisition is a purchase of assets (versus stock), for tax purposes, Manitowoc will be able to deduct any related goodwill over a 15-year period. As a result of this benefit, the company's tax rate will be virtually unaffected by the acquisition.

The transaction was financed through credit facilities provided under a Credit Agreement, dated as of October 31, 1997, among Manitowoc, as Borrower, certain subsidiaries of Manitowoc from time to time parties thereto, as Guarantors, the several lenders from time to time parties thereto, and NationsBank N.A., as Agent (the "Credit Agreement"). Manitowoc will account for the acquisition as a purchase.

SerVend is one of the world's largest manufacturers of ice/beverage dispensers and dispensing valves for the soft drink industry. Its customers include many of the major quick-service restaurant chains, convenience stores, and soft-drink bottlers in the nation. SerVend is headquartered in Sellersburg, Indiana. It has one manufacturing facility located in Sellersburg and another in Portland, Oregon, and employs about 300 persons.

The Purchase Agreement and the Credit Agreement are exhibits to this report and are incorporated herein by reference. The descriptions herein do not purport to be complete and are qualified in their entirety by reference to the provisions of the respective agreements.

Item 7.  Financial Statements and Exhibits.
---------------------------------------------

       (a)  Financial Statements.

            As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements for SerVend required by this Item 7(a). In accordance with
Item 7(a)(4) of Form 8-K, such financial statements will be filed by amendment to this Form 8-K as soon as practicable, but no later than January 13, 1998.



       (b)  Pro Forma Financial Information.

            As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with
Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed by amendment to this Form 8-K as soon as practicable, but no later than January 13, 1998.


       (c)  Exhibits.

            See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.





                           SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



DATE:     November 14, 1997   THE MANITOWOC COMPANY, INC.
                                  (Registrant)



                              By:   /s/  Robert R. Friedl
                              -------------------------------
                                 Robert R. Friedl,
                                 Senior Vice President and
                                 Chief Financial Officer




                     THE MANITOWOC COMPANY, INC.

                            EXHIBIT INDEX

                                  TO

                       FORM 8-K CURRENT REPORT

                        Dated October 31, 1997


Filed                                                    Filed
No.                    Description                      Herewith
------                 -------------                  -----------

  2.1   *      Purchase and Sale Agreement,                X
               dated as of October 1, 1997,
               for the acquisition of SerVend
               International, Inc. by The
               Manitowoc Company, Inc.


  4.1    *     Credit Agreement, dated as of                X
               October 31, 1997, among The
               Manitowoc Company, Inc.,
               as Borrower, certain
               subsidiaries from time to
               time parties thereto, as
               Guarantors, the several
               Lenders, and NationsBank,
               N.A., as Agent.


    20.1       Press Release dated October                  X
               31, 1997 regarding completing
               the acquisition of SerVend
               International, Inc.


* Pursuant to Item 601(b) (2) of Regulation S-K, the Registrant agrees to furnish to the Securities and Exchange Commission upon request a copy of any unfiled exhibits or schedules to such document.